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                                  EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Atlanta, Georgia

June 28, 1996